Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-205428) of Cable One, Inc. of our report dated March 7, 2016, relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Phoenix, Arizona

March 7, 2016